<EXHIBIT>                                                         EXHIBIT 10.17
                           EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
    1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.
     IT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND
     APPLICABLE LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY
    AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

   TRANSFER OF THIS WARRANT IS NOT VALID EXCEPT TO THE EXTENT
    THAT SUCH TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE
         PROVISIONS REGARDING TRANSFER CONTAINED HEREIN.




                           PCD INC.

                COMMON STOCK PURCHASE WARRANT

Warrant Number 1                Maximum Number of Shares: 525,000


     This Warrant is issued to Emerson Electric Co., a Missouri corporation (the "Holder") by PCD Inc., a Massachusetts corporation (the "Company").

     For value received and subject to the terms and conditions
(a) contained in the Subordinated Debenture and Warrant Purchase Agreement dated as of December 26, 1997 (the "Purchase Agreement"), between the Company and the Holder, pursuant to which this Warrant is issued, and (b) hereinafter set forth, the Holder of this Warrant is entitled upon surrender hereof, with the Notice of Exercise in the form annexed hereto duly executed, at the office of the Company, 2 Technology Drive, Peabody, Massachusetts 01960, or such other office as the Company shall notify to the Holder hereof in writing, to purchase from the Company at an exercise price of One Dollar ($1.00) per share (subject to adjustment as provided below, the "Exercise
Price"), up to 525,000 fully paid and non-assessable shares (subject to adjustment as provided below) of common stock, $0.01 par value (the "Common Stock"), of the Company, exercisable as follows: (i) on and after the date hereof, this Warrant shall be exercisable to the extent of 150,000 shares of Common Stock;
(ii) if the principal of and accrued interest under the debenture (the "Debenture") issued pursuant to the Purchase Agreement have not been paid in full at the close of business on December 31, 1998, this Warrant shall be exercisable to the extent of an additional 225,000 shares of Common Stock; and
(iii) if the principal of and accrued interest under the Debenture have not been paid in full at the close of business on December 31, 1999, this Warrant shall be exercisable to the extent of an additional 150,000 shares of Common Stock.

     1.    TERM OF WARRANT.  Subject to the provisions of
Section 13 hereof, this Warrant shall expire at the close of business on the later of (a) December 31, 2000 and (b) thirty
(30) days after the date when that certain Subordinated Debenture dated December 26, 1997 issued by the Company to the Holder pursuant to the Purchase Agreement shall have been paid in full or converted in full into Common Stock pursuant to the terms thereof. This Warrant shall be void thereafter.

     2.    EXERCISE OF WARRANT.

           (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 50,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 4 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), accompanied by payment (in the form specified in the Notice of Exercise) of the purchase price of the shares to be purchased (i) by cash, money order, certified or bank cashier's check, or wire transfer, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, (iii) by surrender to the Company of shares of Common Stock of the Company having an aggregate Fair Market Value equal to the aggregate purchase price, (iv) by reducing the number of shares of Common Stock issuable upon exercise by the number of shares having an aggregate Fair Market Value equal to the aggregate purchase price, or (v) by a combination of (i) through (iv) above. For the purposes of this provision, the "Fair Market Value" of one share of Common Stock shall mean the closing price of the Common Stock as reported on the Nasdaq National Market for the relevant date as provided in paragraph 2(b) below (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market on the relevant date, then the Fair Market Value as of such date shall be such closing price as reported on such other stock exchange on which the Common Stock is traded; provided further that if the Common Stock is no longer traded on the Nasdaq National Market or other stock exchange on the relevant date, then the Fair Market Value as of such date shall be determined by an appraiser mutually agreed upon by the Holder and the Company.

           (b) This Warrant shall be deemed to have been exercised immediately before the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

           (c) Notwithstanding any other provision of this Warrant, until the Company has obtained the approval of its stockholders pursuant to the rules of the Nasdaq Stock Market, Inc., or has obtained a waiver in respect of such rules, as contemplated under the Purchase Agreement, the Holder and any subsequent holder of this Warrant shall be permitted to convert into Common Stock an amount of principal and accrued interest under the Debenture, or exercise a portion of this Warrant, only to the extent that all such conversions and exercises together result in the issuance of up to and no more than 4.99% of the Common Stock outstanding as of the Closing.

           (d) Notwithstanding any other provision of this Warrant, in accordance with Section 1.6 of the Purchase Agreement, the Holder and any subsequent holder of this Warrant shall be permitted to exercise a portion of this Warrant only to the extent that the Purchaser and the Company have obtained any required consent, authorization, order, approval, exemption or waiver under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     3. RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep available a number of its authorized but unissued or treasury shares of its Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant. The Company further covenants that such Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

     4.    ADJUSTMENTS.

           (a) RECLASSIFICATION, MERGER, SALE OF ASSETS, ETC. Subject to the provisions of Section 13 hereof, in case of any reclassification, capital reorganization, or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the holders of the outstanding voting stock of the Company immediately before the consummation of such transaction shall, immediately after such transaction, hold, as a group, at least a majority of the voting securities of the surviving or successor entity), or in case of any sale or conveyance to another corporation or other business organization of the property of the Company, as an entirety or substantially as an entirety, at any time before the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right before the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Holder of this Warrant immediately before such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, and other securities and property thereafter deliverable upon exercise hereof.

           (b) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company shall at any time before the expiration of this Warrant subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

           (c) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion thereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall receive, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the record date of such dividend, giving effect to all adjustments called for during such period by the provisions of this Section 4.

           (d) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     5. NO FRACTIONAL SHARES. In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of the warrant granted hereunder. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 5, be entitled to receive a fractional share of Common Stock, then the Company shall issue a full share with respect to such fractional share.

     6. REPLACEMENT OF WARRANT. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same
(a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity satisfactory to the Company.

     7.    RIGHTS OF STOCKHOLDERS.  Except as provided in
Section 4 above, this Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

     8.    TRANSFER OF WARRANT.

           (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder of this Warrant. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by registered mail, or delivered to such Holder at its address as shown on the Warrant Register.

           (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

           (c) TRANSFERABILITY OF WARRANT. This Warrant may be transferred or assigned in whole or in part by the Holder either to an affiliate (as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") of the Holder or if the Holder has complied with the terms and conditions of (i) the Purchase Agreement, (ii) this Warrant and (iii) all applicable federal and state securities laws. Such compliance shall include, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company. Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Form of Assignment annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

           (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Form of Assignment and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

           (e)   COMPLIANCE WITH SECURITIES LAWS.

                 (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                 (ii)   This Warrant and all shares of Common
Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
  1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED
  UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND APPLICABLE LAWS,
   OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT
                SUCH REGISTRATION IS NOT REQUIRED.

     9. CERTIFICATE OF ADJUSTMENT OF WARRANT PRICE. Whenever the Warrant price is adjusted, as herein provided, the Company shall promptly deliver to the Holder of this Warrant a certificate setting forth the Warrant price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, as certified by the Company's independent public accountants.

     10. NOTICE OF DIVIDEND OR DISTRIBUTION. If at any time before the expiration or exercise of this Warrant, the Company shall propose to pay any dividend or make any distribution upon its Common Stock or make any subdivision or combination of, or other change in its Common Stock, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to the Holder of this Warrant at least twenty (20) days before the date as of which holders of Common Stock who shall participate in such dividend or distribution are to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution.

     11. "MARKET STAND OFF" AGREEMENT. The Holder, if requested by the Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by the Holder during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act (except for any Company securities held by the Holder sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to such Common Stock subject to the foregoing restriction until the end of such period.

     12. REGISTRATION RIGHTS AGREEMENT. The Holder, upon exercise of the Warrant, will be entitled to the benefits of the Registration Rights Agreement dated as of the date of the Purchase Agreement, by and between the Company and the Holder.

     13. TERMINATION UPON CONSOLIDATION OR MERGER. Notwithstanding any other provision of this Warrant, if the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately before the consummation of such transaction shall immediately after such transaction hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise, the Company may upon notice to the Holder provide that this Warrant must be exercised within a specified number of days of the date of such notice, at the end of which period this Warrant shall terminate.

     14. GOVERNING LAW. The provisions and terms of this Warrant shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

          {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed under seal this 26th day of December, 1997.


                             PCD INC.


                             By: /S/  John L. Dwight, Jr.
                                ---------------------------
                                John L. Dwight, Jr.
                                Chairman of the Board

                             Address:   2 Technology Drive
                                        Peabody, Massachusetts 01960

                 NOTICE OF WARRANT EXERCISE

                                      Date  _____________________

PCD Inc.
2 Technology Drive
Peabody, Massachusetts 01960


     (1) The undersigned hereby elects to purchase __________ shares of Common Stock of PCD Inc., pursuant to the provisions of
Section 2 of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in accordance with
Section 2(a) of such Warrant, as follows:
_____________________
_________________________________________________________________
______________.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party (other than affiliates as permitted under Section 8(c) of the attached Warrant), and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended or any applicable state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


            __________________________________
                    Certificate Name

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

                             - 9

                        EMERSON ELECTRIC CO.


                        By:____________________________________

                        Name:__________________________________

                        Title:_________________________________

                        Address:   8000 West Florissant
                                   P.O. Box 4100
                                   St. Louis, Missouri  63136

                     FORM OF ASSIGNMENT


For value received Emerson Electric Co. hereby sells, assigns and transfers unto
_________________________________________________________________
_________________________________________________________________
    (Please print or typewrite name and address of Assignee) warrants to purchase _________________________ (___________)
shares of the Common Stock of PCD Inc., represented by the within Warrant, and does hereby irrevocably constitute and appoint ________________________________________ Attorney to transfer the within Warrant on the books of the PCD Inc. with full power of substitution on the premises.


Dated:_________________________

                        EMERSON ELECTRIC CO.


                        By:____________________________

                        Name:__________________________

                        Title:_________________________

                        Address:   8000 West Florissant
                                   P.O. Box 4100
                                   St. Louis, Missouri  63136





                             - 11 -